Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2009

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2009

(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 21, 2010. We have reclassified certain prior period amounts to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1
National City Corporation Acquisition and BlackRock/BGI Transaction (Unaudited)

National City Corporation Acquisition

On December 31, 2008, we acquired National City Corporation (“National City”). The accompanying year-end balance sheet includes National City’s assets and liabilities for all periods presented. Our average balance sheet and income statement includes National City’s balances beginning January 1, 2009. Other financial information reported follows this same convention except that year-end disclosures in the business segment portions of this Financial Supplement do not include National City at December 31, 2008 unless otherwise noted.

During 2009, additional information was obtained about the fair value of assets acquired and liabilities assumed as of December 31, 2008 which resulted in adjustments to the initial purchase price allocation. Most significantly, additional information was obtained on the credit quality of certain loans as of the acquisition date which resulted in additional fair value writedowns on acquired impaired loans. Adjustments to the purchase price allocation are summarized in the table below.

National City Acquisition—Summary Purchase Price Allocation

Year ended December 31, 2009 - in billions
Excess of fair value of adjusted net assets acquired over purchase price—December 31, 2008	$(1.3)
Additional fair value marks on acquired impaired loans—December 31, 2008	1.8
Other adjustments, net	.1

Excess of purchase price over fair value of adjusted net assets acquired—December 31, 2009	$.6

BlackRock/BGI Transaction

On December 1, 2009, BlackRock acquired Barclays Global Investors (“BGI”) from Barclays Bank PLC in exchange for approximately $6.65 billion in cash and 37,566,771 shares of BlackRock common and participating preferred stock. Upon closing of the BGI transaction, the carrying value of our investment in BlackRock increased significantly, reflecting our portion of the increase in BlackRock’s equity resulting from the value of the BlackRock shares issued in connection with BlackRock’s acquisition of BGI. PNC recognized this increase in value as a $1.076 billion pretax gain in the fourth quarter of 2009. At December 31, 2009, PNC’s share of BlackRock’s earnings was approximately 23%.

RECONCILIATIONS OF “AS REPORTED” (GAAP) AMOUNTS TO “AS ADJUSTED” AMOUNTS

Dollars in millions

	Noninterest Income	Total Revenue	Noninterest Income to Total Revenue
Fourth Quarter 2009
As reported	$2,737	$5,082	54%
Adjustment:
Gain on BlackRock/BGI transaction	(1,076)	(1,076)	(13)%

As adjusted	$1,661	$4,006	41%

Full Year 2009
As reported	$7,934	$16,988	47%
Adjustment:
Gain on BlackRock/BGI transaction	(1,076)	(1,076)	(4)%

As adjusted	$6,858	$15,912	43%

This table represents reconciliations of certain “As Reported” (GAAP) amounts to “As Adjusted” amounts for the gain on the BlackRock/BGI transaction. We have provided these adjusted amounts and reconciliations so that investors, analysts, regulators and others will be better able to evaluate the impact of this item on those results and ratios for and as of the periods presented. We believe that information as adjusted for the impact of this specified item may be useful due to the extent to which the item is not indicative of ongoing operations. Adjusted information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, GAAP results.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2
Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2009 (a)	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	December 31 2009 (a)	December 31 2008
Interest Income
Loans	$2,160	$2,091	$2,203	$2,465	$993	$8,919	$4,138
Investment securities	643	684	672	689	476	2,688	1,746
Other	137	113	126	106	74	482	429

Total interest income	2,940	2,888	3,001	3,260	1,543	12,089	6,313

Interest Expense
Deposits	334	387	474	546	333	1,741	1,485
Borrowed funds	261	279	345	409	218	1,294	1,005

Total interest expense	595	666	819	955	551	3,035	2,490

Net interest income	2,345	2,222	2,182	2,305	992	9,054	3,823

Noninterest Income
Fund servicing	197	194	193	199	209	783	904
Asset management	219	242	208	189	97	858	686
Consumer services	315	330	329	316	151	1,290	623
Corporate services	260	252	264	245	157	1,021	704
Residential mortgage	107	207	245	431		990
Service charges on deposits	236	248	242	224	101	950	372
Net gains on sales of securities	144	168	182	56	2	550	106
Net other-than-temporary impairments	(144)	(129)	(155)	(149)	(174)	(577)	(312)
Gain on BlackRock/BGI transaction (b)	1,076					1,076
Other	327	314	297	55	141	993	284

Total noninterest income	2,737	1,826	1,805	1,566	684	7,934	3,367

Total revenue	5,082	4,048	3,987	3,871	1,676	16,988	7,190
Provision for credit losses	1,049	914	1,087	880	990	3,930	1,517
Noninterest Expense
Personnel	1,055	1,158	1,174	1,088	494	4,475	2,154
Occupancy	189	181	190	188	94	748	368
Equipment	192	188	194	198	92	772	359
Marketing	60	58	59	57	31	234	125
Other	873	794	1,041	797	418	3,505	1,392

Total noninterest expense	2,369	2,379	2,658	2,328	1,129	9,734	4,398

Income (loss) before income taxes and noncontrolling interests	1,664	755	242	663	(443)	3,324	1,275
Income taxes (benefit)	557	196	35	133	(197)	921	361

Net income (loss)	1,107	559	207	530	(246)	2,403	914

Less: Net income (loss) attributable to noncontrolling interests	(37)	(20)	9	4	2	(44)	32
Preferred stock dividends	119	99	119	51	21	388	21
Preferred stock discount accretion	14	13	14	15		56

Net income (loss) attributable to common shareholders	$1,011	$467	$65	$460	$(269)	$2,003	$861

Earnings (Loss) Per Common Share
Basic	$2.19	$1.01	$.14	$1.04	$(.77)	$4.40	$2.49
Diluted	$2.17	$1.00	$.14	$1.03	$(.77)	$4.36	$2.44

Average Common Shares Outstanding
Basic	460	460	451	443	348	454	344
Diluted	462	461	453	444	349	455	346

Efficiency	47%	59%	67%	60%	67%	57%	61%

Noninterest income to total revenue (c)	54%	45%	45%	40%	41%	47%	47%

Effective income tax rate (d)	33.5%	26.0%	14.5%	20.1%	44.5%	27.7%	28.3%

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	The after-tax impact to net income was $687 million for both the fourth quarter and full year 2009. The earnings per diluted share impact was $1.49 for the fourth quarter of 2009 and $1.51 for full year 2009.
(c)	Excluding the gain on BlackRock/BGI transaction, the noninterest income to total revenue ratio was 41% for the fourth quarter of 2009 and 43% for full year 2009. See page 1 for a reconciliation of the GAAP and “as adjusted” amounts related to this ratio.
(d)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The higher effective tax rate for the fourth quarter of 2009 resulted from the gain on the BlackRock/BGI transaction. The higher effective tax rate for the fourth quarter of 2008 resulted from the net loss in that period.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3
Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008
Assets
Cash and due from banks	$4,288	$3,426	$3,797	$3,576	$4,471
Federal funds sold and resale agreements (a)	2,390	2,427	1,814	1,554	1,856
Trading securities	2,124	2,075	1,925	1,087	1,725
Interest-earning deposits with banks	4,488	1,129	10,190	14,783	14,859
Loans held for sale (a)	2,539	3,509	4,662	4,045	4,366
Investment securities	56,027	54,413	49,969	46,253	43,473
Loans (a)	157,543	160,608	165,009	171,373	175,489
Allowance for loan and lease losses	(5,072)	(4,810)	(4,569)	(4,299)	(3,917)

Net loans	152,471	155,798	160,440	167,074	171,572
Goodwill	9,505	9,286	9,206	8,855	8,868
Other intangible assets	3,404	3,448	3,684	3,323	2,820
Equity investments	10,254	8,684	8,168	8,215	8,554
Other (a)	22,373	27,212	25,899	27,657	28,517

Total assets	$269,863	$271,407	$279,754	$286,422	$291,081

Liabilities
Deposits
Noninterest-bearing	$44,384	$43,025	$41,806	$40,610	$37,148
Interest-bearing	142,538	140,784	148,633	154,025	155,717

Total deposits	186,922	183,809	190,439	194,635	192,865
Borrowed funds
Federal funds purchased and repurchase agreements	3,998	3,996	3,921	4,789	5,153
Federal Home Loan Bank borrowings	10,761	11,953	14,777	16,985	18,126
Bank notes and senior debt	12,362	12,424	13,292	13,828	13,664
Subordinated debt	9,907	10,501	10,383	10,694	11,208
Other	2,233	3,036	2,308	2,163	4,089

Total borrowed funds	39,261	41,910	44,681	48,459	52,240
Allowance for unfunded loan commitments and letters of credit	296	324	319	328	344
Accrued expenses	3,590	3,592	3,651	3,340	3,949
Other	7,227	10,109	11,197	11,004	14,035

Total liabilities	237,296	239,744	250,287	257,766	263,433

Equity
Preferred stock (b)
Common stock—$5 par value
Authorized 800 shares, issued 471, 469, 468, 452, and 452 shares	2,354	2,348	2,342	2,261	2,261
Capital surplus—preferred stock	7,974	7,960	7,947	7,933	7,918
Capital surplus—common stock and other	8,945	8,860	8,783	8,284	8,328
Retained earnings (c)	13,144	12,179	11,758	11,738	11,461
Accumulated other comprehensive loss (c)	(1,962)	(1,947)	(3,101)	(3,289)	(3,949)
Common stock held in treasury at cost: 9, 8, 7, 7, and 9 shares	(513)	(472)	(435)	(450)	(597)

Total shareholders’ equity	29,942	28,928	27,294	26,477	25,422
Noncontrolling interests	2,625	2,735	2,173	2,179	2,226

Total equity	32,567	31,663	29,467	28,656	27,648

Total liabilities and equity	$269,863	$271,407	$279,754	$286,422	$291,081

Capital Ratios
Tier 1 risk-based (d)	11.5%	10.9%	10.5%	10.0%	9.7%
Tier 1 common (d)	6.0	5.5	5.3	4.9	4.8
Total risk-based (d)	15.1	14.5	14.1	13.6	13.2
Leverage (d) (e)	10.0	9.6	9.1	8.9	17.5
Common shareholders’ equity to assets	8.2	7.7	6.9	6.5	6.0

(a)	Amounts include items for which PNC has elected the fair value option. Our 2009 Form 10-K will include additional information regarding these Consolidated Balance Sheet line items.
(b)	Par value less than $.5 million at each date.
(c)	Retained earnings at January 1, 2009 was increased $110 million representing the after-tax noncredit portion of other-than-temporary impairment losses recognized in net income during 2008 that has been reclassified to accumulated other comprehensive loss.
(d)	The ratio as of December 31, 2009 is estimated.
(e)	The ratio as of December 31, 2008 did not reflect any impact of National City on PNC’s adjusted average total assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4
Average Consolidated Balance Sheet (Unaudited)

	Three months ended					Year ended
In millions	December 31 2009 (a)	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	December 31 2009 (a)	December 31 2008
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$22,663	$20,838	$21,007	$23,065	$11,994	$21,889	$10,003
Non-agency	10,788	11,553	12,520	13,140	11,963	11,993	12,055
Commercial mortgage-backed	5,053	5,052	4,624	4,252	5,428	4,748	5,666
Asset-backed	1,927	1,911	1,985	2,031	2,768	1,963	3,126
US Treasury and government agencies	6,403	6,026	4,185	1,222	32	4,477	50
State and municipal	1,346	1,367	1,366	1,334	1,070	1,354	764
Other debt	1,948	1,647	1,012	684	320	1,327	220
Corporate stocks and other	362	388	386	457	358	398	412

Total securities available for sale	50,490	48,782	47,085	46,185	33,933	48,149	32,296
Securities held to maturity (b)	5,014	4,286	3,860	3,402	1,596	4,146	402

Total investment securities	55,504	53,068	50,945	49,587	35,529	52,295	32,698

Loans
Commercial	55,633	58,457	63,570	67,232	33,062	61,183	31,267
Commercial real estate	23,592	24,491	25,418	25,622	9,582	24,775	9,368
Equipment lease financing	6,164	6,045	6,191	6,406	2,563	6,201	2,566
Consumer	52,911	52,066	51,878	52,618	21,645	52,368	20,526
Residential mortgage	19,891	20,847	21,831	21,921	8,597	21,116	9,017

Total loans	158,191	161,906	168,888	173,799	75,449	165,643	72,744
Loans held for sale	2,949	3,696	4,757	4,521	1,915	3,976	2,502
Federal funds sold and resale agreements	1,700	2,417	1,726	1,610	1,591	1,865	2,472
Other	12,654	14,607	16,870	14,728	3,135	14,708	4,068

Total interest-earning assets	230,998	235,694	243,186	244,245	117,619	238,487	114,484
Noninterest-earning assets:
Allowance for loan and lease losses	(4,517)	(4,264)	(4,385)	(4,095)	(1,084)	(4,316)	(962)
Cash and due from banks	3,657	3,547	3,558	3,832	2,293	3,648	2,705
Other	41,740	39,071	38,496	36,870	24,281	39,057	25,793

Total assets	$271,878	$274,048	$280,855	$280,852	$143,109	$276,876	$142,020

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Primarily consists of commercial mortgage-backed and asset-backed securities.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5
Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended					Year ended
In millions	December 31 2009 (a)	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	December 31 2009 (a)	December 31 2008
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$56,298	$56,662	$55,464	$52,828	$29,450	$55,326	$27,625
Demand	24,223	23,874	23,629	22,156	10,252	23,477	9,947
Savings	6,381	6,652	6,678	6,266	2,668	6,495	2,714
Retail certificates of deposit	49,645	53,468	57,357	57,970	16,767	54,584	16,642
Other time	1,389	2,841	5,259	10,670	4,798	5,009	4,424
Time deposits in foreign offices	4,013	3,356	3,348	3,832	4,748	3,637	5,006

Total interest-bearing deposits	141,949	146,853	151,735	153,722	68,683	148,528	66,358
Borrowed funds
Federal funds purchased and repurchase agreements	4,046	4,422	4,283	5,016	5,979	4,439	7,228
Federal Home Loan Bank borrowings	10,880	12,996	15,818	17,097	9,710	14,177	9,303
Bank notes and senior debt	12,327	12,542	13,688	13,384	5,120	12,981	6,064
Subordinated debt	9,879	10,214	10,239	10,439	5,090	10,191	4,990
Other	2,448	2,806	2,170	1,944	4,087	2,345	3,737

Total borrowed funds	39,580	42,980	46,198	47,880	29,986	44,133	31,322

Total interest-bearing liabilities	181,529	189,833	197,933	201,602	98,669	192,661	97,680
Noninterest-bearing liabilities and equity:
Demand and other noninterest-bearing deposits	44,325	41,816	40,965	38,489	18,809	41,416	18,155
Allowance for unfunded loan commitments and letters of credit	324	319	328	344	127	328	134
Accrued expenses and other liabilities	13,353	11,489	11,990	11,872	10,634	12,179	10,033
Equity	32,347	30,591	29,639	28,545	14,870	30,292	16,018

Total liabilities and equity	$271,878	$274,048	$280,855	$280,852	$143,109	$276,876	$142,020

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$141,949	$146,853	$151,735	$153,722	$68,683	$148,528	$66,358
Demand and other noninterest-bearing deposits	44,325	41,816	40,965	38,489	18,809	41,416	18,155

Total deposits	$186,274	$188,669	$192,700	$192,211	$87,492	$189,944	$84,513

Transaction deposits	$124,846	$122,352	$120,058	$113,473	$58,511	$120,219	$55,727

Common shareholders’ equity	$21,726	$20,391	$19,527	$18,405	$12,205	$20,022	$13,703

(a)	Includes the impact of National City, which we acquired on December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6
Details of Net Interest Margin (Unaudited)

	Three months ended
Net Interest Margin (a)	December 31 2009 (b)	September 30 2009 (b)	June 30 2009 (b)	March 31 2009 (b)	December 31 2008
Average yields/rates
Yield on interest-earning assets
Loans	5.42%	5.12%	5.22%	5.72%	5.22%
Investment securities	4.67	5.20	5.32	5.59	5.39
Other	3.17	2.18	2.14	2.10	4.43
Total yield on interest-earning assets	5.07	4.88	4.94	5.38	5.22
Rate on interest-bearing liabilities
Deposits	.93	1.04	1.25	1.44	1.92
Borrowed funds	2.60	2.57	2.97	3.42	2.86
Total rate on interest-bearing liabilities	1.30	1.39	1.65	1.91	2.21

Interest rate spread	3.77	3.49	3.29	3.47	3.01
Impact of noninterest-bearing sources	.28	.27	.31	.34	.36

Net interest margin	4.05%	3.76%	3.60%	3.81%	3.37%

	Year ended
Net Interest Margin (a)	December 31 2009 (b)	December 31 2008
Average yields/rates
Yield on interest-earning assets
Loans	5.41%	5.71%
Investment securities	5.18	5.36
Other	2.37	4.86
Total yield on interest-earning assets	5.10	5.55
Rate on interest-bearing liabilities
Deposits	1.17	2.24
Borrowed funds	2.93	3.21
Total rate on interest-bearing liabilities	1.58	2.55

Interest rate spread	3.52	3.00
Impact of noninterest-bearing sources	.30	.37

Net interest margin	3.82%	3.37%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the year ended December 31, 2009 and December 31, 2008 were $65 million and $36 million, respectively. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009, and December 31, 2008 were $18 million, $16 million, $16 million, $15 million, and $8 million, respectively.
(b)	Includes the impact of National City, which we acquired on December 31, 2008, including fair value yield and rate paid adjustments associated with purchase accounting.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7
Details of Loans (Unaudited)

In millions	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008
Commercial
Retail/wholesale	$9,515	$9,404	$10,141	$11,226	$11,482
Manufacturing	9,880	10,639	11,595	12,796	13,263
Other service providers	8,256	8,364	8,491	8,674	9,038
Real estate related (a)	7,403	7,854	8,346	8,926	9,107
Financial services	3,874	4,422	5,078	5,050	5,194
Health care	2,970	2,888	3,045	3,079	3,201
Other	12,920	13,357	13,898	15,446	17,935

Total commercial	54,818	56,928	60,594	65,197	69,220

Commercial real estate
Real estate projects	15,582	16,112	16,542	16,830	17,176
Commercial mortgage	7,549	7,952	8,323	8,590	8,560

Total commercial real estate	23,131	24,064	24,865	25,420	25,736

Equipment lease financing	6,202	6,283	6,092	6,300	6,461

TOTAL COMMERCIAL LENDING	84,151	87,275	91,551	96,917	101,417

Consumer
Home equity
Lines of credit	24,236	24,272	24,373	24,112	24,024
Installment	11,711	12,098	12,346	12,934	14,252
Education	7,468	6,370	5,340	5,127	4,211
Automobile	2,013	1,988	1,784	1,737	1,667
Credit card and other unsecured lines of credit	3,536	3,533	3,261	3,148	3,163
Other	4,618	4,614	4,833	4,910	5,172

Total consumer	53,582	52,875	51,937	51,968	52,489

Residential real estate
Residential mortgage	18,190	18,469	19,342	19,661	18,783
Residential construction	1,620	1,989	2,179	2,827	2,800

Total residential real estate	19,810	20,458	21,521	22,488	21,583

TOTAL CONSUMER LENDING	73,392	73,333	73,458	74,456	74,072

Total (b)	$157,543	$160,608	$165,009	$171,373	$175,489

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans related to National City	$10,287	$11,064	$12,289	$12,560	$12,709

Details of Loans Held for Sale (Unaudited)

In millions	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008
Commercial mortgage	$1,301	$1,810	$1,531	$1,648	$2,148
Residential mortgage	1,012	1,552	2,886	2,244	1,962
Other	226	147	245	153	256

Total	$2,539	$3,509	$4,662	$4,045	$4,366

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8
Purchase Accounting Accretion and Accretable Interest (Unaudited)

VALUATION OF FASB ASC 310-30 (AICPA SOP 03-3) PURCHASED IMPAIRED LOANS

	December 31, 2008 (a)		December 31, 2009
Dollars in billions	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$6.3		$3.5
Impairment mark	(3.4)		(1.3)

Recorded investment	2.9		2.2
Impairment reserve			(.2)

Net investment	2.9	46%	2.0	57%

Consumer and residential mortgage loans:
Unpaid principal balance	15.6		11.7
Impairment mark	(5.8)		(3.6)

Recorded investment	9.8		8.1
Impairment reserve			(.3)

Net investment	9.8	63%	7.8	67%

Total FASB ASC 310-30 purchased impaired loans:
Unpaid principal balance	21.9		15.2
Impairment mark	(9.2)		(4.9)

Recorded investment	12.7		10.3
Impairment reserve			(.5)	(b )

Net investment	$12.7	58%	$9.8	64%

PURCHASE ACCOUNTING ACCRETION

	Three months ended				Year ended
In millions	March 31 2009	June 30 2009	September 30 2009	December 31 2009	December 31 2009
Non-impaired loans	$322	$168	$172	$111	$773
Impaired loans
Accretion	257	220	193	257	927
Cash recoveries		39	11	141	191

Total impaired	257	259	204	398	1,118
Reversal of contractual interest on impaired loans	(223)	(194)	(167)	(168)	(752)

Net impaired loans	34	65	37	230	366
Securities	31	41	25	21	118
Deposits	312	264	231	189	996
Borrowings	(85)	(52)	(58)	(55)	(250)

Total	$614	$486	$407	$496	$2,003

ACCRETABLE NET INTEREST

In billions	December 31 2008	December 31 2009
Non-impaired loans	$2.4	$1.6
Impaired loans (c)	3.7	3.5

Total loans (gross)	6.1	5.1
Securities	.2	.1
Deposits	2.1	1.0
Borrowings	(1.5)	(1.2)

Total	$6.9	$5.0

ACCRETABLE NET INTEREST—PURCHASED IMPAIRED LOANS

In billions
December 31, 2008	$3.7
Accretion	(.9)
Cash recoveries	(.2)
Net reclass to accretable difference	.9

December 31, 2009	$3.5

(a)	Subsequent to December 31, 2008, an additional $2.6 billion of acquired National City loans were identified as impaired under FASB ASC 310-30. A total fair value mark of $1.8 billion was recorded, resulting in a $.8 billion net investment. These impairments were effective December 31, 2008 based on additional information regarding the borrowers and credit conditions that existed as of the acquisition date.
(b)	Additional impairment reserves of $.5 billion do not recognize the incremental accretable yield of $.9 billion related to certain purchased impaired loans with improving estimated cash flows. This income will be recognized over time.
(c)	Adjustments to accretable net interest include purchase accounting accretion, reclassifications from non-accretable to accretable interest as a result of increases in estimated cash flows, and reductions in the accretable amount as a result of additional loan impairments as of the National City acquisition close date of December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9
Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 To 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2009	Sept. 30 2009	June 30 2009	March 31 2009	Dec. 31 2008	Dec. 31 2009	Sept. 30 2009	June 30 2009	March 31 2009	Dec. 31 2008
Commercial	$684	$633	$640	$741	$489	1.26%	1.13%	1.07%	1.16%	.72%
Commercial real estate	666	743	654	398	400	3.10	3.34	2.85	1.70	1.68
Equipment lease financing	128	50	52	69	74	2.06	.80	.85	1.10	1.15
Consumer	438	444	401	421	451.87		.90	.83	.87	.93
Residential real estate	472	510	448	507	506	3.12	3.29	2.83	3.01	3.23

Total (b)	$2,388	$2,380	$2,195	$2,136	$1,920	1.62%	1.59%	1.44%	1.34%	1.18%

Accruing Loans Past Due 90 Days Or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2009	Sept. 30 2009	June 30 2009	March 31 2009	Dec. 31 2008	Dec. 31 2009	Sept. 30 2009	June 30 2009	March 31 2009	Dec. 31 2008
Commercial	$188	$196	$153	$80	$90.35%		.35%	.26%	.12%	.13%
Commercial real estate	150	184	104	61	52.70		.83	.45	.26	.22
Equipment lease financing	6	3	6		2.10		.05	.10		.03
Consumer	226	216	198	183	154.45		.44	.41	.38	.32
Residential real estate	314	276	582	177	97	2.07	1.78	3.68	1.05	.62

Total (c)	$884	$875	$1,043	$501	$395.60%		.59%	.68%	.32%	.24%

(a)	Excludes loans that are government insured/guaranteed, primarily residential mortgages.
(b)	Excludes impaired loans acquired from National City totaling $0.8 billion at December 31, 2009, $0.8 billion at September 30, 2009, $1.1 billion at June 30, 2009, $1.2 billion at March 31, 2009 and $1.6 billion at December 31, 2008. These loans are excluded as they were recorded at estimated fair value when acquired and are currently considered performing loans due to the accretion of interest in purchase accounting.
(c)	Excludes impaired loans acquired from National City totaling $2.7 billion at December 31, 2009, $3.0 billion at September 30, 2009, $2.9 billion at June 30, 2009, $2.2 billion at March 31, 2009 and $2.0 billion at December 31, 2008. These loans are excluded as they were recorded at estimated fair value when acquired and are currently considered performing loans due to the accretion of interest in purchase accounting.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008
Beginning balance	$4,810	$4,569	$4,299	$3,917	$1,053
Charge-offs:
Commercial	(380)	(323)	(364)	(209)	(109)
Commercial real estate	(260)	(20)	(124)	(106)	(70)
Equipment lease financing	(34)	(42)	(50)	(23)	(1)
Consumer	(267)	(257)	(289)	(148)	(43)
Residential real estate	(83)	(96)	(54)	(26)	(4)

Total charge-offs	(1,024)	(738)	(881)	(512)	(227)
Recoveries:
Commercial	87	42	36	16	13
Commercial real estate	15	8	10	5	3
Equipment lease financing	10	7	5	5
Consumer	27	23	28	27	4
Residential real estate	50	8	7	28

Total recoveries	189	88	86	81	20
Net charge-offs:
Commercial	(293)	(281)	(328)	(193)	(96)
Commercial real estate	(245)	(12)	(114)	(101)	(67)
Equipment lease financing	(24)	(35)	(45)	(18)	(1)
Consumer	(240)	(234)	(261)	(121)	(39)
Residential real estate	(33)	(88)	(47)	2	(4)

Total net charge-offs	(835)	(650)	(795)	(431)	(207)
Provision for credit losses (a)	1,049	914	1,087	880	990
Acquired allowance—National City	20	(18)	(31)	(83)	2,224
Net change in allowance for unfunded loan commitments and letters of credit (b)	28	(5)	9	16	(143)

Ending balance	$5,072	$4,810	$4,569	$4,299	$3,917

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	2.09%	1.59%	1.89%	1.01%	1.09%
Allowance for loan and lease losses to total loans	3.22	2.99	2.77	2.51	2.23

Commercial lending net charge-offs	$(562)	$(328)	$(487)	$(312)	$(164)
Consumer lending net charge-offs	(273)	(322)	(308)	(119)	(43)

Total net charge-offs	$(835)	$(650)	$(795)	$(431)	$(207)

Net charge-offs to average loans
Commercial lending	2.61%	1.46%	2.05%	1.27%	1.44%
Consumer lending	1.49	1.75	1.68	.65	.57

(a)	Fourth quarter of 2008 includes integration costs (conforming provision for credit losses) of $504 million related to National City.
(b)	Fourth quarter of 2008 includes $154 million related to the National City conforming provision for credit losses.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008
Beginning balance	$324	$319	$328	$344	$127
Acquired allowance—National City					74
Net change in allowance for unfunded loan commitments and letters of credit	(28)	5	(9)	(16)	143

Ending balance	$296	$324	$319	$328	$344

Net Unfunded Commitments
In millions	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008
Net unfunded commitments	$100,795	$102,669	$103,058	$102,821	$104,888

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11
Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	December 31 2009 (a)	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008 (a)
Nonperforming loans
Commercial
Retail/wholesale	$231	$219	$171	$149	$88
Manufacturing	423	387	410	334	141
Other service providers	394	348	243	224	114
Real estate related (b)	419	396	322	226	151
Financial services	117	200	58	58	23
Health care	41	48	89	104	37
Other	181	232	157	119	22

Total commercial	1,806	1,830	1,450	1,214	576

Commercial real estate
Real estate projects	1,754	1,637	1,426	1,012	659
Commercial mortgage	386	235	230	200	107

Total commercial real estate	2,140	1,872	1,656	1,212	766

Equipment lease financing	130	164	120	121	97

TOTAL COMMERCIAL LENDING	4,076	3,866	3,226	2,547	1,439

Consumer
Home equity	356	207	164	75	66
Other	36	25	34	24	4

Total consumer	392	232	198	99	70
Residential real estate
Residential mortgage	955	790	663	299	139
Residential construction	248	238	69	15	14

Total residential real estate	1,203	1,028	732	314	153

TOTAL CONSUMER LENDING	1,595	1,260	930	413	223

Total nonperforming loans (c)	5,671	5,126	4,156	2,960	1,662

Foreclosed and other assets
Commercial lending	266	145	113	93	50
Consumer lending	379	373	387	465	469

Total foreclosed and other assets	645	518	500	558	519

Total nonperforming assets	$6,316	$5,644	$4,656	$3,518	$2,181

Nonperforming loans to total loans	3.60%	3.19%	2.52%	1.73%	.95%
Nonperforming assets to total loans and foreclosed and other assets	3.99	3.50	2.81	2.05	1.24
Nonperforming assets to total assets	2.34	2.08	1.66	1.23	.75
Allowance for loan and lease losses to nonperforming loans	89	94	110	145	236

(a)	Amounts at December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008 include $3.8 billion, $3.1 billion, $2.2 billion, $1.6 billion and $738 million, respectively, of nonperforming assets related to National City, excluding those loans that we impaired.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Total nonperforming loans include troubled debt restructured loans of $440 million at December 31, 2009, $230 million at September 30, 2009 and $127 million at June 30, 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12
Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions
January 1, 2009	$2,181
Transferred in	8,501
Charge-offs/valuation adjustments	(1,770)
Principal activity including payoffs	(1,127)
Returned to performing	(671)
Sales	(798)

December 31, 2009	$6,316

Largest Individual Nonperforming Assets at December 31, 2009 (a)

In millions
Ranking	Outstandings	Industry
1	$49	Finance
2	33	Real Estate
3	32	Real Estate
4	31	Real Estate
5	24	Real Estate
6	24	Real Estate
7	24	Real Estate
8	24	Real Estate
9	23	Real Estate
10	23	Real Estate

Total	$287

As a percent of total nonperforming assets			5%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13
Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and the internet. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Missouri, Virginia, Delaware, Washington, D.C., and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, foundations and unions and charitable endowments located primarily in our geographic footprint. This segment includes the asset management businesses acquired through the National City acquisition and the legacy PNC wealth management business previously included in the Retail Banking segment.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint and also originates loans through joint venture partners. Mortgage loans represent loans collateralized by one-to-four-family residential real estate and are made to borrowers in good credit standing. These loans are typically underwritten to third party standards and sold to primary mortgage market aggregators (Fannie Mae, Freddie Mac, Ginnie Mae, Federal Home Loan Banks and third-party investors) with servicing retained. The mortgage servicing operation performs all functions related to servicing first mortgage loans for various investors. Certain loans originated through our joint ventures are serviced by a joint venture partner. In November 2009, we reduced our joint venture relationship related to our legacy PNC business and rebranded the former National City Mortgage as PNC Mortgage.

BlackRock is the largest publicly traded investment management firm in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At December 31, 2009, our share of BlackRock's earnings was approximately 23%.

Global Investment Servicing is a leading provider of processing, technology and business intelligence services to asset managers, broker-dealers, and financial advisors worldwide. Securities services include custody, securities lending, and accounting and administration for funds registered under the Investment Company Act of 1940 and alternative investments. Investor services include transfer agency, subaccounting, banking transaction services, and distribution. Financial advisor services include managed investments and information management. International locations include Ireland, Poland and Luxembourg.

Distressed Assets Portfolio includes residential real estate development loans, cross-border leases, subprime residential mortgage loans, brokered home equity loans and certain other residential real estate loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans are from acquisitions, primarily National City.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14
Summary of Business Segment Earnings and Revenue (Unaudited) (a) (b)

	Three months ended					Year ended
In millions Earnings (Loss)	December 31 2009 (c)	September 30 2009(c)	June 30 2009 (c)	March 31 2009(c)	December 31 2008	December 31 2009 (c)	December 31 2008
Retail Banking	$(25)	$50	$61	$50	$68	$136	$328
Corporate & Institutional Banking	415	309	107	359	(55)	1,190	215
Asset Management Group	23	35	8	39	22	105	119
Residential Mortgage Banking	25	91	92	227		435
Global Investment Servicing	22	19	12	10	25	63	122
Distressed Assets Portfolio	(88)	14	155	3		84
Other, including BlackRock (b) (d) (e) (f)	735	41	(228)	(158)	(306)	390	130

Total consolidated net income (loss)	$1,107	$559	$207	$530	$(246)	$2,403	$914

Revenue
Retail Banking	$1,379	$1,434	$1,467	$1,441	$668	$5,721	$2,731
Corporate & Institutional Banking	1,377	1,316	1,283	1,290	531	5,266	1,859
Asset Management Group	218	225	226	250	128	919	559
Residential Mortgage Banking	176	292	332	528		1,328
Global Investment Servicing (g)	205	198	188	190	214	781	916
Distressed Assets Portfolio	221	254	334	344		1,153
Other, including BlackRock (b) (d) (e)	1,506	329	157	(172)	135	1,820	1,125

Total consolidated revenue	$5,082	$4,048	$3,987	$3,871	$1,676	$16,988	$7,190

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our 2009 Form 10-K will include additional information regarding BlackRock.
(c)	Includes the impact of National City, which we acquired on December 31, 2008.
(d)	Includes earnings and gains or losses related to PNC's equity interest in BlackRock, integration costs, asset and liability management activities including net securities gains or losses and certain trading activities, equity management activities, exited businesses, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(e)	The $1.076 billion gain related to BlackRock's acquisition of BGI was included in this business segment for the fourth quarter and full year 2009.
(f)	The $504 million conforming provision for credit losses related to the National City acquisition was included in this business segment for the fourth quarter and full year 2008.
(g)	Global Investment Servicing revenue represents the sum of servicing revenue and nonoperating income (expense) less debt financing costs.

Period-end Employees	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008
Full-time employees
Retail Banking	21,416	21,644	22,102	22,468	22,461
Corporate & Institutional Banking	3,746	3,861	4,038	4,169	4,264
Asset Management Group	2,960	3,067	3,150	3,210	3,204
Residential Mortgage Banking	3,267	3,606	3,693	3,596	3,637
Global Investment Servicing	4,450	4,561	4,663	4,732	4,934
Distressed Assets Portfolio	175	157	131	110	106
Other
Operations & Technology	9,275	9,400	9,350	9,406	9,350
Staff Services and other	4,472	4,233	4,235	4,167	4,652

Total Other	13,747	13,633	13,585	13,573	14,002

Total full-time employees	49,761	50,529	51,362	51,858	52,608

Retail Banking part-time employees	4,737	4,859	5,199	5,375	5,448
Other part-time employees	1,322	1,520	1,509	1,562	1,539

Total part-time employees	6,059	6,379	6,708	6,937	6,987

Total	55,820	56,908	58,070	58,795	59,595

The period-end employee statistics reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. Global Investment Servicing statistics are presented on a legal entity basis.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15
Retail Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2009 (b) (c)	September 30 2009 (b) (c)	June 30 2009 (b)	March 31 2009 (b)	December 31 2008	December 31 2009 (b)	December 31 2008
INCOME STATEMENT
Net interest income	$833	$865	$903	$921	$398	$3,522	$1,594
Noninterest income
Service charges on deposits	229	244	237	220	98	930	359
Brokerage	59	63	62	61	39	245	152
Consumer services	224	227	227	208	105	886	416
Other	34	35	38	31	28	138	210

Total noninterest income	546	569	564	520	270	2,199	1,137

Total revenue	1,379	1,434	1,467	1,441	668	5,721	2,731
Provision for credit losses	409	313	304	304	89	1,330	388
Noninterest expense	1,011	1,040	1,065	1,053	462	4,169	1,789

Pretax earnings (loss)	(41)	81	98	84	117	222	554
Income taxes (benefit)	(16)	31	37	34	49	86	226

Earnings (loss)	$(25)	$50	$61	$50	$68	$136	$328

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$27,109	$27,379	$27,493	$27,638	$13,430	$27,403	$13,263
Indirect	3,998	3,989	4,040	4,120	2,070	4,036	2,050
Education	6,656	5,742	5,199	4,882	2,756	5,625	2,012
Credit cards	2,503	2,174	2,162	2,112	304	2,239	264
Other	1,789	1,785	1,731	1,860	472	1,791	468

Total consumer	42,055	41,069	40,625	40,612	19,032	41,094	18,057
Commercial and commercial real estate	11,766	12,166	12,550	12,755	4,927	12,306	5,029
Floor plan	1,136	1,059	1,371	1,495	995	1,264	992
Residential mortgage	1,899	1,995	2,114	2,252	1,914	2,064	2,029

Total loans	56,856	56,289	56,660	57,114	26,868	56,728	26,107
Goodwill and other intangible assets	5,882	5,894	5,784	5,807	5,328	5,842	5,192
Other assets	2,697	2,870	2,733	2,699	1,270	2,750	1,623

Total assets	$65,435	$65,053	$65,177	$65,620	$33,466	$65,320	$32,922

Deposits
Noninterest-bearing demand	$16,516	$16,482	$16,408	$15,819	$9,075	$16,308	$9,191
Interest-bearing demand	18,446	18,435	18,639	17,900	8,195	18,357	8,073
Money market	39,374	39,753	39,608	38,831	18,635	39,394	17,220

Total transaction deposits	74,336	74,670	74,655	72,550	35,905	74,059	34,484
Savings	6,577	6,731	6,767	6,360	2,637	6,610	2,681
Certificates of deposit	48,338	52,189	55,798	56,355	15,820	53,145	15,800

Total deposits	129,251	133,590	137,220	135,265	54,362	133,814	52,965
Other liabilities	27	55	39	82	306	51	333
Capital	8,301	8,523	8,789	8,376	3,420	8,497	3,334

Total liabilities and equity	$137,579	$142,168	$146,048	$143,723	$58,088	$142,362	$56,632

PERFORMANCE RATIOS
Return on average capital	(1)%	2%	3%	2%	8%	2%	10%
Noninterest income to total revenue	40	40	38	36	40	38	42
Efficiency	73	73	73	73	69	73	66

(a)	See note (a) on page 14.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	Information as of and for the three months ended December 31, 2009 and September 30, 2009 reflects the impact of the required divestiture of 61 branches that was completed by early September 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16
Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2009 (a) (b)	September 30 2009 (a) (b)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	December 31 2009 (a)	December 31 2008
OTHER INFORMATION (c)
Credit-related statistics:
Commercial nonperforming assets	$324	$311	$246	$194	$122
Consumer nonperforming assets	284	191	156	87	68

Total nonperforming assets	$608	$502	$402	$281	$190

Impaired loans (d)	$1,056	$1,161	$1,266	$1,269	$1,297

Commercial lending net charge-offs	$173	$69	$90	$83	$49	$415	$139
Consumer lending net charge-offs	166	165	156	124	36	611	118

Total net charge-offs	$339	$234	$246	$207	$85	$1,026	$257

Commercial lending annualized net charge-off ratio	5.32%	2.07%	2.59%	2.36%	3.29%	3.06%	2.31%
Consumer lending annualized net charge-off ratio	1.50%	1.52%	1.46%	1.17%	.68%	1.42%	.59%
Total annualized net charge-off ratio	2.37%	1.65%	1.74%	1.47%	1.26%	1.81%	.98%

Other statistics:
ATMs	6,473	6,463	6,474	6,402	4,041
Branches (e)	2,512	2,553	2,606	2,585	1,141

Home equity portfolio credit statistics:
% of first lien positions (f)	35%	35%	35%	35%	37%
Weighted average loan-to-value ratios (f)	74%	74%	74%	74%	73%
Weighted average FICO scores (g)	727	727	728	727	726
Annualized net charge-off ratio	.90%	.97%	.80%	.34%	.58%	.75%	0.49%
Loans 30 - 89 days past due	.78%	.75%	.70%	.73%	.68%
Loans 90 days past due	.76%	.73%	.72%	.67%	.62%

Customer-related statistics (h):
Retail Banking checking relationships	5,042,000	5,040,000	5,148,000	5,134,000	2,402,000
Retail online banking active customers	2,771,000	2,682,000	2,676,000	2,636,000	1,215,000
Retail online bill payment active customers	766,000	753,000	744,000	726,000	379,000

Brokerage statistics:
Financial consultants (i)	704	655	658	658	414
Full service brokerage offices	40	42	42	43	23
Brokerage account assets (billions)	$32	$30	$28	$26	$15

Managed credit card loans:
Loans held in portfolio	$2,555	$2,477	$2,202	$2,091	$330
Loans securitized	1,646	1,654	1,824	1,824

Total managed credit card loans	$4,201	$4,131	$4,026	$3,915	$330

Net charge-offs:
Securitized credit card loans	$30	$33	$37	$31		$131
Managed credit card loans	$87	$86	$87	$80	$4	$340	$11

Net charge-offs as a % of average loans (annualized):
Securitized credit card loans	7.21%	6.78%	8.14%	6.89%		7.25%
Managed credit card loans	8.33%	8.34%	8.79%	8.25%	5.23%	8.42%	4.17%

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Information as of and for the three months ended December 31, 2009 and September 30, 2009 reflects the impact of the required divestiture of 61 branches that was completed by early September 2009.
(c)	Presented as of period-end, except for net charge-offs and annualized net charge-off ratios, which are for the three months and year ended.
(d)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(e)	Excludes certain satellite branches that provide limited products and/or services.
(f)	Includes loans from acquired portfolios for which lien position and loan-to-value information is not available.
(g)	Represents the most recent FICO scores we have on file.
(h)	Amounts for 2009 include the impact of National City prior to the completion of all application system conversions. These amounts may be refined subsequent to system conversions.
(i)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17
Corporate & Institutional Banking (Unaudited) (a)

	Three months ended						Year ended
Dollars in millions, except as noted	December 31 2009 (b)	September 30 2009 (b)	June 30 2009 (b)	March 31 2009 (b)	December 31 2008		December 31 2009 (b)	December 31 2008
INCOME STATEMENT
Net interest income	$1,009	$915	$886	$1,023	$366		$3,833	$1,323
Noninterest income
Corporate service fees	235	226	236	218	128		915	583
Other	133	175	161	49	37		518	(47)

Noninterest income	368	401	397	267	165		1,433	536

Total revenue	1,377	1,316	1,283	1,290	531		5,266	1,859
Provision for credit losses	283	384	649	287	381		1,603	575
Noninterest expense	444	459	467	430	237		1,800	945

Pretax earnings (loss)	650	473	167	573	(87)		1,863	339
Income taxes (benefit)	235	164	60	214	(32)		673	124

Earnings (loss)	$415	$309	$107	$359	$(55)		$1,190	$215

AVERAGE BALANCE SHEET
Loans
Commercial	$36,952	$39,394	$42,771	$45,522	$21,685		$41,132	$20,439
Commercial real estate	15,276	15,309	15,730	15,646	6,043		15,489	5,584
Commercial—real estate related	3,328	3,622	3,884	4,267	3,233		3,772	3,049
Asset-based lending	6,051	5,918	6,401	7,021	5,556		6,344	5,274
Equipment lease financing	5,368	5,260	5,380	5,554	1,586		5,390	1,482

Total loans	66,975	69,503	74,166	78,010	38,103		72,127	35,828
Goodwill and other intangible assets	3,736	3,704	3,512	3,376	3,210		3,583	3,149
Loans held for sale	1,534	1,578	1,893	1,714	1,701		1,679	2,053
Other assets	7,395	6,460	7,332	8,029	6,717		7,300	6,020

Total assets	$79,640	$81,245	$86,903	$91,129	$49,731		$84,689	$47,050

Deposits
Noninterest-bearing demand	$23,484	$20,392	$18,732	$17,108	$9,138		$19,948	$8,388
Money market	10,573	10,714	9,514	7,949	6,059		9,697	5,817
Other	8,728	8,009	7,501	7,391	3,582		7,911	3,129

Total deposits	42,785	39,115	35,747	32,448	18,779		37,556	17,334
Other liabilities	8,408	8,363	9,701	10,024	6,038		9,118	5,357
Capital	7,916	7,922	7,816	7,690	3,388		7,837	3,087

Total liabilities and equity	$59,109	$55,400	$53,264	$50,162	$28,205		$54,511	$25,778

PERFORMANCE RATIOS
Return on average capital	21%	15%	5%	19%	(6	) %	15%	7%
Noninterest income to total revenue	27	30	32	21	31		27	29
Efficiency	32	35	37	33	45		34	51

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$275	$269	$269	$270	$247		$270	$243
Acquisitions/additions	19	15	11	5	28		50	51
Repayments/transfers	(7)	(9)	(11)	(6)	(5)		(33)	(24)

End of period	$287	$275	$269	$269	$270		$287	$270

OTHER INFORMATION
Consolidated revenue from: (c)
Treasury Management	$296	$281	$284	$276	$152		$1,137	$567
Capital Markets	$187	$155	$148	$43	$76		$533	$336
Commercial mortgage loans held for sale (d)	$67	$53	$63	$22	$35		$205	$(115)
Commercial mortgage loan servicing (e)	66	66	76	72	19		280	180

Commercial mortgage banking activities	$133	$119	$139	$94	$54		$485	$65
Total loans (f)	$66,206	$68,352	$71,077	$75,886	$38,063
Nonperforming assets (f)	$3,167	$2,992	$2,317	$1,862	$1,173
Impaired loans (f) (g)	$1,075	$1,482	$1,601	$1,757	$1,816
Net charge-offs	$341	$222	$322	$167	$116		$1,052	$267
Net carrying amount of commercial mortgage servicing rights (f)	$921	$897	$895	$874	$654

(a)	See note (a) on page 14.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	Represents consolidated PNC amounts.
(d)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(e)	Includes net interest income and noninterest income from loan servicing and ancillary services.
(f)	Presented as of period end. Amounts at December 31, 2008 do not include the impact of National City, except purchased impaired loans.
(g)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18
Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2009 (b)	September 30 2009 (b)	June 30 2009 (b)	March 31 2009 (b)	December 31 2008	December 31 2009 (b)	December 31 2008
INCOME STATEMENT
Net interest income	$67	$70	$75	$96	$35	$308	$130
Noninterest income	151	155	151	154	93	611	429

Total revenue	218	225	226	250	128	919	559
Provision for credit losses	25	9	46	17	4	97	6
Noninterest expense	155	162	167	170	89	654	363

Pretax earnings	38	54	13	63	35	168	190
Income taxes	15	19	5	24	13	63	71

Earnings	$23	$35	$8	$39	$22	$105	$119

AVERAGE BALANCE SHEET
Loans
Consumer	$4,044	$3,997	$3,936	$3,851	$2,289	$3,957	$2,136
Commercial and commercial real estate	1,520	1,601	1,714	1,761	588	1,648	577
Residential mortgage	1,000	1,046	1,114	1,153	65	1,078	66

Total loans	6,564	6,644	6,764	6,765	2,942	6,683	2,779
Goodwill and other intangible assets	416	418	390	404	33	407	39
Other assets	221	219	273	288	164	251	183

Total assets	$7,201	$7,281	$7,427	$7,457	$3,139	$7,341	$3,001

Deposits
Noninterest-bearing demand	$1,126	$993	$988	$1,260	$788	$1,091	$859
Interest-bearing demand	1,674	1,544	1,563	1,544	728	1,582	700
Money market	3,134	3,154	3,217	3,330	2,123	3,208	1,855

Total transaction deposits	5,934	5,691	5,768	6,134	3,639	5,881	3,414
Certificates of deposit and other	918	1,013	1,088	1,289	683	1,076	589

Total deposits	6,852	6,704	6,856	7,423	4,322	6,957	4,003
Other liabilities	122	106	104	117	11	111	12
Capital	531	612	580	576	271	575	255

Total liabilities and equity	$7,505	$7,422	$7,540	$8,116	$4,604	$7,643	$4,270

PERFORMANCE RATIOS
Return on average capital	17%	23%	6%	27%	32%	18%	47%
Noninterest income to total revenue	69	69	67	62	73	66	77
Efficiency	71	72	74	68	70	71	65

OTHER INFORMATION
Total nonperforming assets (c)	$155	$129	$108	$68	$5
Impaired loans (c) (d)	$198	$206	$221	$223	$225
Total net charge-offs	$22	$9	$21	$11		$63	$2

ASSETS UNDER ADMINISTRATION (in billions) (c) (e) (f)
Personal	$94	$93	$88	$85	$61
Institutional	111	124	134	131	83

Total	$205	$217	$222	$216	$144

Asset Type
Equity	$100	$98	$88	$79	$60
Fixed income	58	56	57	57	38
Liquidity/Other	47	63	77	80	46

Total	$205	$217	$222	$216	$144

Discretionary assets under management
Personal	$67	$66	$62	$59	$38
Institutional	36	38	36	37	19

Total	$103	$104	$98	$96	$57

Asset Type
Equity	$49	$47	$42	$38	$26
Fixed income	34	34	32	32	19
Liquidity/Other	20	23	24	26	12

Total	$103	$104	$98	$96	$57

Nondiscretionary assets under administration
Personal	$27	$27	$26	$26	$23
Institutional	75	86	98	94	64

Total	$102	$113	$124	$120	$87

Asset Type
Equity	$51	$51	$46	$41	$34
Fixed income	24	22	25	25	19
Liquidity/Other	27	40	53	54	34

Total	$102	$113	$124	$120	$87

(a)	See note (a) on page 14. Amounts for the 2008 periods reflect the legacy PNC wealth management business previously included in Retail Banking.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	As of period-end.
(d)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(e)	Excludes brokerage account assets.
(f)	Amounts at December 31, 2008 exclude the impact of National City. Including National City, assets under administration totaled $228 billion at December 31, 2008, including discretionary assets under management of $103 billion and nondiscretionary assets under administration of $125 billion.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19
Residential Mortgage Banking (Unaudited) (a)

	Three months ended				Year ended
Dollars in millions, except as noted	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2009
INCOME STATEMENT
Net interest income	$71	$83	$87	$91	$332
Noninterest income
Loan servicing revenue
Servicing fees	51	70	42	59	222
Net MSR hedging gains	35	60	58	202	355
Loan sales revenue	26	83	151	175	435
Other	(7)	(4)	(6)	1	(16)

Total noninterest income	105	209	245	437	996

Total revenue	176	292	332	528	1,328
Provision for (recoveries of) credit losses	(7)	4	8	(9)	(4)
Noninterest expense	142	141	176	173	632

Pretax earnings	41	147	148	364	700
Income taxes	16	56	56	137	265

Earnings	$25	$91	$92	$227	$435

AVERAGE BALANCE SHEET
Portfolio loans	$2,479	$2,071	$1,834	$1,430	$1,957
Loans held for sale	1,333	2,042	2,766	2,693	2,204
Mortgage servicing rights (MSR)	1,236	1,443	1,343	1,164	1,297
Other assets	3,761	3,483	2,648	1,932	2,962

Total assets	$8,809	$9,039	$8,591	$7,219	$8,420

Deposits	$3,628	$4,076	$4,741	$4,101	$4,135
Borrowings and other liabilities	3,110	3,811	2,672	2,080	2,924
Capital	1,471	1,411	1,282	1,271	1,359

Total liabilities and equity	$8,209	$9,298	$8,695	$7,452	$8,418

PERFORMANCE RATIOS
Return on average capital	7%	26%	29%	72%	32%
Efficiency	81%	48%	53%	33%	48%

OTHER INFORMATION
Servicing portfolio for others (in billions) (b)	$145	$158	$161	$168
Fixed rate	88%	88%	87%	87%
Adjustable rate/balloon	12%	12%	13%	13%
Weighted average interest rate	5.82%	5.89%	5.94%	5.99%
MSR capitalized value (in billions)	$1.3	$1.3	$1.5	$1.0
MSR capitalization value (in basis points)	91	81	90	62
Weighted average servicing fee (in basis points)	30	30	30	30
Loan origination volume (in billions)	$2.3	$3.6	$6.4	$6.9
Percentage of originations represented by:
Agency and government programs	96%	97%	98%	97%	97%
Refinance volume	59%	59%	74%	83%	72%
Total nonperforming assets (b)	$370	$343	$285	$267
Impaired loans (b) (c)	$369	$412	$531	$533

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20
Global Investment Servicing (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008	December 31 2009	December 31 2008
INCOME STATEMENT
Servicing revenue	$206	$200	$199	$205	$222	$810	$947
Operating expense	169	168	170	175	174	682	728

Operating income	37	32	29	30	48	128	219
Debt financing	1	2	3	5	8	11	34
Nonoperating income (b)			(8)	(10)		(18)	3

Pretax earnings	36	30	18	15	40	99	188
Income taxes	14	11	6	5	15	36	66

Earnings	$22	$19	$12	$10	$25	$63	$122

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,294	$1,289	$1,294	$1,297	$1,301
Other assets	1,556	2,557	1,589	1,182	3,977

Total assets	$2,850	$3,846	$2,883	$2,479	$5,278

Debt financing	$730	$770	$792	$825	$850
Other liabilities	1,376	2,357	1,388	959	3,737
Shareholder’s equity	744	719	703	695	691

Total liabilities and equity	$2,850	$3,846	$2,883	$2,479	$5,278

PERFORMANCE RATIOS
Return on average equity	12%	11%	7%	6%	14%	9%	18%
Operating margin (c)	18	16	15	15	22	16	23

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions) (d)
Domestic	$777	$719	$699	$645	$764
Offshore	78	76	75	67	75

Total	$855	$795	$774	$712	$839

Asset type (in billions) (d)
Money market	$339	$318	$341	$345	$431
Equity	296	285	249	199	227
Fixed income	120	105	107	99	103
Other	100	87	77	69	78

Total	$855	$795	$774	$712	$839

Custody fund assets (in billions)	$459	$427	$399	$361	$379

Shareholder accounts (in millions)
Transfer agency	13	12	13	13	14
Subaccounting	74	68	62	62	58

Total	87	80	75	75	72

(a)	See note (a) on page 14.
(b)	Net of nonoperating expense.
(c)	Total operating income divided by servicing revenue.
(d)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21
Distressed Assets Portfolio (Unaudited) (a)

	Three months ended				Year ended
Dollars in millions, except as noted	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2009
INCOME STATEMENT
Net interest income	$218	$235	$295	$331	$1,079
Noninterest income	3	19	39	13	74

Total revenue	221	254	334	344	1,153
Provision for credit losses	314	168	30	259	771
Noninterest expense	49	62	55	80	246

Pretax earnings (loss)	(142)	24	249	5	136
Income taxes (benefit)	(54)	10	94	2	52

Earnings (loss)	$(88)	$14	$155	$3	$84

AVERAGE BALANCE SHEET
Commercial lending:
Commercial	$106	$136	$182	$198	$155
Commercial real estate:
Real estate projects	2,370	2,698	2,950	3,113	2,780
Commercial mortgage	65	117	112	93	97
Equipment lease financing	800	793	819	858	818

Total commercial lending	3,341	3,744	4,063	4,262	3,850
Consumer lending:
Consumer:
Home equity lines of credit	4,615	4,887	5,016	5,297	4,952
Home equity installment loans	2,060	1,877	2,052	2,553	2,134
Other consumer	23	13	15	10	15

Total consumer	6,698	6,777	7,083	7,860	7,101
Residential real estate:
Residential mortgage	7,974	8,744	8,983	9,231	8,729
Residential construction	871	1,151	1,782	1,954	1,436

Total residential real estate	8,845	9,895	10,765	11,185	10,165

Total consumer lending	15,543	16,672	17,848	19,045	17,266

Total portfolio loans	18,884	20,416	21,911	23,307	21,116
Other assets	1,633	1,901	1,867	1,509	1,728

Total assets	$20,517	$22,317	$23,778	$24,816	$22,844

Deposits	$29	$32	$49	$45	$39
Other liabilities	70	85	109	107	92
Capital	1,568	1,540	1,619	1,570	1,574

Total liabilities and equity	$1,667	$1,657	$1,777	$1,722	$1,705

OTHER INFORMATION
Nonperforming assets (b)	$1,787	$1,473	$1,391	$933
Impaired loans (b) (c)	$7,577	$7,803	$8,670	$8,778
Net charge-offs	$121	$175	$197	$51	$544
Net charge-offs as a percentage of portfolio loans (annualized)	2.54%	3.40%	3.61%	.89%	2.58%

LOANS (in billions) (b)
Commercial:
Residential development	$2.6	$3.2	$3.6	$3.5
Cross-border leases	.8	.8	.8	.8
Consumer:
Brokered home equity	6.4	6.6	6.9	7.1
Retail mortgages	5.2	5.4	5.8	6.4
Non-prime mortgages	1.7	1.7	1.9	2.0
Residential completed construction	1.3	1.3	1.3	.9
Residential construction	.5	.7	.9	1.5

Total	$18.5	$19.7	$21.2	$22.2

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Glossary of Terms

Accounting/administration net fund assets—Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Accretable net interest—The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Accretable yield—The excess of a loan’s cash flows expected to be collected over the carrying value of the loan. The accretable yield is recognized in interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets—Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized—Adjusted to reflect a full year of activity.

Assets under management—Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point—One hundredth of a percentage point.

Cash recoveries—Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off—Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Client-related noninterest income—Total noninterest income included on our Consolidated Income Statement less amounts for net gains (losses) on sales of securities, net other-than-temporary impairments, and other noninterest income.

Common shareholders’ equity to total assets—Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread—The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Custody assets—Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives—Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity—An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets—Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; other short-term investments; loans held for sale; loans; investment securities; and certain other assets.

Economic capital—Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration—A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency—Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Fair value—The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing—A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts—Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP—Accounting principles generally accepted in the United States of America.

Investment securities—Collectively, securities available for sale and securities held to maturity.

Leverage ratio—Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR—Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Net interest income from loans and deposits—A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin—Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference—Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration—Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue—Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets—Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans—Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers and construction customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount—A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage—The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

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Other-than-temporary impairment (OTTI)—When the fair value of a debt security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pretax, pre-provision earnings—Total revenue less noninterest expense.

Purchase accounting accretion—Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans—Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment—The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery—Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans—Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains / (losses), net—We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated derivative instruments.

Return on average assets—Annualized net income divided by average assets.

Return on average capital—Annualized net income divided by average capital.

Return on average common shareholders’ equity—Annualized net income less preferred stock dividends, including preferred stock discount accretion, divided by average common shareholders’ equity.

Risk-weighted assets—Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

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Securitization—The process of legally transforming financial assets into securities.

Servicing rights—An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest—The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital—Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio—Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital—Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio—Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity—Total shareholders’ equity plus noncontrolling interests.

Total fund assets serviced—Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total risk-based capital—Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio—Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits—The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Troubled debt restructuring—A restructuring of debt whereby the lender for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider.

Watchlist—A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve—A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.